News Release
CORPORATION

7140 Office Circle
P.O. Box 15600
Evansville, IN  47716-0600
Investor Relations: Chad Monroe
Phone: (812) 962-5041

Media Relations: Timothy G. Weir, APR
Phone: (812) 962-5128

FOR IMMEDIATE RELEASE

Accuride Corporation Reports Third Quarter 2011 Results
•	Sales from Continuing Operations and Adjusted EBITDA grew 35.2 percent and 8.3 percent, respectively, from the prior-year period.
•	Results consistent with updated guidance release issued on Sept. 26, 2011, excluding the one-time impact of the sale of Fabco and other non-cash charges.
•	Fabco unit divestiture continues execution of core wheel and wheel-end business strategy.
•	Liquidity at the end of the quarter was $77.9 million.
•	Long-term operational improvement plans for the business firmly on track.

EVANSVILLE, Ind. – Oct. 25, 2011 – Accuride Corporation (NYSE: ACW), a leading supplier of components to the commercial vehicle industry, today reported its financial results for the third quarter ended September 30, 2011.  Accuride achieved net sales from continuing operations of $240.8 million compared with $178.1 million in the same period the prior year, an increase of 35.2 percent.  This change reflected stronger North American commercial vehicle production and growing industry demand for aluminum wheels.

The Company’s third quarter 2011 net loss for continuing operations was $13.6 million compared to income for continuing operations of $27.7 million in the same period in 2010.  The current period net loss for continuing operations includes $9.6 million of non-cash charges related to the sale of Fabco and other non-cash charges.  The prior-period net income included a pre-tax mark-to-market gain of $36.8 million to the Company’s convertible notes that were retired in the fourth quarter of 2010.  Third-quarter Adjusted EBITDA was $22.2 million, an increase of $1.7 million, or 8.3 percent, over the third quarter of fiscal year 2010.  The third quarter Adjusted EBITDA margin was 9.2 percent, compared to 11.5 percent in the same period last year.  Cash and cash equivalents were $38.5 million at quarter end.  Free cash flow was negative $29.3 million for the quarter.

“Our third quarter results were disappointing and interrupted progress toward delivering consistent and predictable results for our shareholders,” said Accuride President and CEO Rick Dauch.

Four main factors impacted our performance in the quarter:
•	Continued operating and quality- related cost issues at Gunite.
•	Our new aluminum capacity ramped up more slowly than planned and precluded us from filling more profitable aftermarket orders.
•	Sales at our Wheels and Imperial businesses were tempered by short-notice schedule changes at select OEM customers.
•	Extensive maintenance repairs to key process equipment at Brillion.
-more-

2

“The majority of our operating miss was caused by short-term, one-time issues which are now behind us.  While Gunite remains a challenge, we are currently implementing a solid business plan to fix that business in 2012. Our third quarter results were below expectations but demonstrate marked improvement over 2010 and indicate we are moving the overall business in the right direction. We are committed to building shareholder value by solidly executing our operational turnaround plans and achieving consistent, measureable improvements in our performance,” Dauch concluded.

Through the third quarter, Accuride implemented price increases among its various product lines to both adjust for raw material inflation and restore market-competitive pricing in certain businesses.  Although raw material inflation has eased somewhat during the second half of this year, current industry forecasts project that raw material prices will again escalate during the first half of 2012.  Our revitalized supply chain team is focused on leveraging our full raw materials spend as they negotiate supply contracts for 2012.

Industry Conditions
While the economy remains sluggish, the commercial vehicle industry segments Accuride supplies (North America Class 5-8 vehicles, U.S. Trailers, and the related aftermarket channels) continue their year-over-year improvement due to a historically high fleet age, healthy trucker profitability, and strong equipment replacement demand.  Production rose across all segments during the third quarter, with Class 8 builds up 69.8 percent year-over-year, and the Class 5-7 and U.S. Trailer segment production increasing 38.0 percent and 51.9 percent, respectively.  Overall, each commercial vehicle segment is expected to continue to increase production into 2012; however, the level of their production increases may be tempered by supply constraints within the industry and the continued slow pace of economic recovery.

Third Quarter Business Segment Results

Accuride Wheels
Our Wheels segment Net Sales were $106.0 million, up $27.6 million, or 35.1 percent, from the same period of 2010.  Wheels Adjusted EBITDA was $25.5 million, an increase of $7.8 million, or 44.1 percent from the third quarter of 2010.  The improvements were driven largely by increased sales to North American OEM customers, particularly for aluminum wheels. Shifting our production to meet higher OEM aluminum wheel demand made it difficult in the short-term for Accuride to meet aftermarket aluminum wheel orders, which are more profitable for us.  The growing demand for aluminum wheels validates our strategic decision to rationalize steel wheel capacity and increase our aluminum wheel capacity.  The acquisition of our Camden plant in late June and reaching full production on the new automated machining line at our Erie plant this month have given our aluminum wheel capacity a needed boost.  Scott Hazlett, the newly appointed Senior Vice President and General Manager of Accuride Wheels, is focused on strengthening the unit’s performance and efficiency while ensuring that our plants remain capable of meeting the sharp ramp-up in demand for our aluminum wheel products.

-more-

3

Gunite
Gunite segment Net Sales were $63.4 million, up $13.4 million, or 26.8 percent, from the third quarter of 2010.  Gunite’s Adjusted EBITDA was negative $1.4 million, as compared to $3.8 million in the same period of 2010.  Gunite experienced a brake drum quality issue in the third quarter which disrupted our manufacturing operations and made an already challenging capacity constraint situation even more acute. We incurred significant costs to contain the issue and protect our customers.  In addition, our efforts limited Gunite’s more profitable shipments to its aftermarket customers.

Brillion
Brillion Iron Works’ Net Sales were $36.7 million, up $8.4 million, or 29.7 percent, from the same period in 2010, while Adjusted EBITDA was up year-over-year to $1.6 million.  We incurred higher- than-expected maintenance and labor expenses during the July shutdown period as we executed a much-needed repair and upgrade of the plant’s largest casting line.  In addition, we renegotiated and extended our labor agreements at Brillion.

Imperial
At $34.7 million in the third quarter, Imperial’s Net Sales increased 62.9 percent over the same period in 2010.  Adjusted EBITDA for the business reached $2.0 million in the third quarter, an increase of $1.5 million over last year’s third quarter performance.  The consolidation of our Portland, Tennessee, facility is ahead of schedule and under budget, and will be completed by year-end.  We expect Imperial to be a solidly profitable operation in 2012.

Liquidity & Debt
As of September 30, 2011, the Company had cash of $38.5 million and total debt of $322.8 million.  This consisted of our $310.0 million senior secured notes, net of discount, and a $20.0 million draw on our ABL facility. In the third quarter of 2011, the Company had cash from operations of negative $8.9 million and capital spending of $20.4 million, resulting in free cash flow of negative $29.3 million. Total liquidity at the end of the quarter was $77.9 million.  The sale of the Company’s Fabco Automotive subsidiary during the quarter served to increase cash by $30.7 million.  Accuride applied sale proceeds to enhance its operational improvement initiatives.

Outlook and Summary
“The outlook for the North American commercial vehicle industry remains positive, and we expect continued growth through at least 2014,” Dauch added.  “We are focused on our highest-impact priorities: strengthening the organization, fixing Gunite, and delivering stronger results from our Accuride Wheels business.”

On its priority to strengthen the organization, Accuride made several important recent changes to the composition of its senior leadership team. These additions include:
•	Chuck Byrnes, Senior Vice President, Sales and Marketing,
•	Scott Hazlett, Senior Vice President and General Manager, Accuride Wheels,
•	Mary Blair, Senior Vice President, Supply Chain, and,
•	Greg Risch, Vice President and Interim Chief Financial Officer.

-more-

4

Risch stated, “We continue to expect Net Sales for the year to be in the range of $950 million to $975 million, and Adjusted EBITDA to be in the range of $85 million to $90 million.  We expect a per share loss in the range of $0.40 to $0.30 for the year, including a $0.35 per share loss related to the sale of Fabco and other non-cash charges.  The divestiture, however, improved our liquidity and supports our strategy to focus on core assets.  We have several reasons to be confident in our ability to achieve these results.  The majority of the issues that impacted our third-quarter results were one-time and unique in nature and are now behind us. Our initiatives to adjust capacity in our Wheels business, reduce fixed operating costs at Imperial and improve performance at Brillion are firmly on track. Our Gunite turnaround plans are underway and will yield marked improvement in the second half of 2012.  Together, these initiatives will allow Accuride to meet rising customer demand and achieve peak margin performance during the current market cycle upturn.”

Earnings Conference Call Information
Accuride will host its third quarter conference call tomorrow morning, October 26, 2011, beginning at 9:00 a.m. Central, to discuss its results and outlook. Analysts and investors may participate on the conference call by dialing (866) 730-5766 in the United States, or (857) 350-1590 internationally, and using participant code 92661159. A live webcast of the conference call can be accessed via the Investor Information section of the Company’s website at www.accuridecorp.com. A replay will be available October 26, 2011, beginning at 12 p.m. CDT, through November 2, 2011 by calling (888) 286-8010 in the United States, or (617) 801-6888 internationally, access code 50588191.

Information covered on the call and financial results for the three-month period ended September 30, 2011 can be found in the Investor Relations section of the company's website at http://www.accuridecorp.com.

Fresh-Start Reporting
Upon Accuride Corporation’s emergence from Chapter 11 bankruptcy proceedings on February 26, 2010, we adopted fresh-start accounting in accordance with the provisions of ASC 852 Reorganizations (ASC 852), pursuant to which the midpoint of the range of our reorganization value was allocated to our assets and liabilities in conformity with the procedures specified by ASC 805, “Business Combinations.” The results for the seven-month period ended September 30, 2010 (references to the Company for such period, the “Successor”) and the results for the two-month period ended February 26, 2010 (references to the Company for such periods, the “Predecessor”) are presented separately. This presentation is required by GAAP, as the Successor is considered to be a new entity for financial reporting purposes, and the results of the Successor reflect the application of fresh-start reporting.  Accordingly, the Company’s financial statements after February 26, 2010, are not comparable to its financial statements for any period prior to its emergence from Chapter 11. For illustrative purposes in this earnings release, the Company has combined the Successor and Predecessor results to derive combined results for the nine-month period ended September 30, 2010. The financial information accompanying this earnings release provides the Successor and Predecessor GAAP results for the applicable periods, along with the combined results described above.

-more-

5

About Accuride Corporation
With headquarters in Evansville, Indiana, Accuride Corporation is a leading supplier of components to the commercial vehicle industry.  The company’s products include commercial vehicle wheels, wheel-end components and assemblies, truck body and chassis parts, and other commercial vehicle components.  The company’s products are marketed under its brand names, which include Accuride®, Gunite®, ImperialTM and BrillionTM.  Accuride’s common stock trades on the New York Stock Exchange under the ticker symbol ACW.  For more information, visit the Company’s website at http://www.accuridecorp.com.

Forward-Looking Statements
Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Accuride’s expectations, hopes, beliefs, and intentions with respect to future results. Such statements are subject to the impact on Accuride’s business and prospects generally of, among other factors, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Accuride’s Securities and Exchange Commission filings, including those described in Item 1A of Accuride’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010. Any forward-looking statement reflects only Accuride’s belief at the time the statement is made. Although Accuride believes that the expectations reflected in these forward-looking statements are reasonable, it cannot guarantee its future results, levels of activity, performance or achievements. Except as required by law, Accuride undertakes no obligation to update any forward-looking statements to reflect events or developments after the date of this news release.

-more-

Three Months Operating Results

	Three Months Ended September 30,
(Dollars in thousands)	2011		2010

Net sales:
Wheels	$105,994	44.0%	$78,444	44.0%
Gunite	63,421	26.3%	49,997	28.1%
Brillion Iron Works	36,721	15.3%	28,331	15.9%
Imperial Group	34,693	14.4%	21,323	12.0%
Total net sales	$240,829	100%	$178,095	100%

Gross Profit	$19,238	8.0%	$14,438	8.1%

Income (loss) from Operations:
Wheels	$15,408	14.5%	$10,661	13.6%
Gunite	(3,083)	(4.9)%	1,215	2.4%
Brillion Iron Works	367	1.0%	(1,215)	(4.3)%
Imperial Group	287	0.8%	(447)	(2.1)%
Corporate / Other	(8,488)	—%	(8,734)	—%
Consolidated Total	$4,491	1.9%	$1,480	0.8%

Net income (loss)	$(17,220)	(7.2)%	$30,851	17.3%

Adjusted EBITDA
Wheels	$25,544	24.1%	$17,706	22.6%
Gunite	(1,365)	(2.2)%	3,750	7.5%
Brillion Iron Works	1,636	4.4%	15	0.0%
Imperial Group	1,963	5.7%	483	2.3%
Corporate / Other	(8,499)	—%	(7,341)	—%
Continuing Operations	$19,279	8.0%	$14,613	8.2%

Bostrom Seating	—	—%	52	—%
Fabco Automotive	2,933	—%	5,714	—%
Brillion Farm	—	—%	166	—%
Consolidated Total	$22,212	9.2%	$20,545	11.5%

-more-

Nine Months Operating Results

	Nine Months Ended September 30,
(Dollars in thousands)	2011		2010

Net sales:
Wheels	$300,430	43.3%	$210,649	42.3%
Gunite	189,745	27.4%	155,556	31.2%
Brillion Iron Works	110,175	15.9%	72,339	14.5%
Imperial Group	93,246	13.4%	59,690	12.0%
Total net sales	$693,596	100%	$498,234	100%

Gross Profit	$58,972	8.5%	$31,189	6.3%

Income (loss) from Operations:
Wheels	$39,032	13.0%	$19,649	9.3%
Gunite	(1,007)	(0.5)%	4,378	2.8%
Brillion Iron Works	1,789	1.6%	(365)	(0.5)%
Imperial Group	3,178	3.4%	(3,091)	(5.2)%
Corporate / Other	(28,600)	—%	(30,733)	—%
Consolidated Total	$14,392	2.1%	$(10,162)	(2.0)%

Net income (loss)	$(21,104)	(3.0)%	$35,135	7.1%

Adjusted EBITDA
Wheels	$69,255	23.1%	$45,342	21.5%
Gunite	5,381	2.8%	12,956	8.3%
Brillion Iron Works	6,282	5.7%	3,273	4.5%
Imperial Group	4,908	5.3%	(22)	(0.0)%
Corporate / Other	(29,218)	—%	(24,321)	—%
Continuing Operations	$56,608	8.2%	$37,228	7.5%

Bostrom Seating	(22)	—%	(391)	—%
Fabco Automotive	5,172	—%	11,514	—%
Brillion Farm	—	—%	2,766	—%
Consolidated Total	$61,758	8.9%	$51,117	10.3%

-more-

ACCURIDE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,
(In thousands except per share data)	2011	2010

NET SALES	$240,829	$178,095
COST OF GOODS SOLD	221,591	163,657
GROSS PROFIT	19,238	14,438
OPERATING EXPENSES:
Selling, general and administrative	14,747	12,958
INCOME FROM OPERATIONS	4,491	1,480
OTHER INCOME (EXPENSE):
Interest income	2	65
Interest expense	(8,826)	(10,787)
Unrealized gain on mark to market valuation of convertible debt	—	36,827
Other income, net	809	2,647
INCOME (LOSS) BEFORE INCOME TAXES FROM CONTINUING OPERATIONS	(3,524)	30,232
INCOME TAX PROVISION	10,032	2,569
INCOME (LOSS) FROM CONTINUING OPERATIONS	(13,556)	27,663
DISCONTINUED OPERATIONS, NET OF TAX	(3,664)	3,188
NET INCOME (LOSS)	$(17,220)	$30,851
Weighted average common shares outstanding—basic	47,295	12,630
Basic income(loss) per share – continuing operations	$(0.28)	$0.88
Basic income (loss) per share – discontinued operations	(0.08)	0.10
Basic income (loss) per share	$(0.36)	$0.98
Weighted average common shares outstanding—diluted	47,295	33,123
Diluted income (loss) per share – continuing operations	$(0.28)	$(0.18)
Diluted income (loss) per share – discontinued operations	(0.08)	0.10
Diluted income (loss) per share	$(0.36)	$(0.08)

-more-

ACCURIDE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Successor		Predecessor
	Nine Months Ended September 30,	Period from February 26 to September 30,	Period from January 1 to February 26,
(In thousands except per share data)	2011	2010	2010

NET SALES	$693,596	$406,587	$91,647
COST OF GOODS SOLD	634,624	377,648	89,397
GROSS PROFIT	58,972	28,939	2,250
OPERATING EXPENSES:
Selling, general and administrative	44,580	34,872	6,479
INCOME (LOSS) FROM OPERATIONS	14,392	(5,933)	(4,229)
OTHER INCOME (EXPENSE):
Interest income	41	132	54
Interest expense	(25,605)	(24,584)	(7,550)
Unrealized loss on mark to market valuation of convertible debt	—	5,623	—
Other income, net	3,205	4,588	566
LOSS BEFORE REORGANIZATION ITEMS AND INCOME TAXES FROM CONTINUING OPERATIONS	(7,967)	(20,174)	(11,159)
Reorganization income	—	—	(59,311)
INCOME (LOSS) BEFORE INCOME TAXES FROM CONTINUING OPERATIONS	(7,967)	(20,174)	48,152
INCOME TAX PROVISION (BENEFIT)	10,424	1,391	(1,931)
INCOME FROM CONTINUING OPERATIONS	(18,391)	(21,565)	50,083
DISCONTINUED OPERATIONS, NET OF TAX	(2,713)	5,898	719
NET INCOME (LOSS)	$(21,104)	$(15,667)	$50,802
Weighted average common shares outstanding—basic	47,271	12,630	47,572
Basic income (loss) per share – continuing operations	$(0.39)	$(1.71)	$1.05
Basic income (loss) per share – discontinued operations	(0.06)	0.47	0.02
Basic income (loss) per share	$(0.45)	$(1.24)	$1.07
Weighted average common shares outstanding—diluted	47,271	12,630	47,572
Diluted income (loss) per share – continuing operations	$(0.39)	$(1.71)	$1.05
Diluted income (loss) per share – discontinued operations	(0.06)	0.47	0.02
Diluted income (loss) per share	$(0.45)	$(1.24)	$1.07

-more-

ACCURIDE CORPORATION
CONSOLIDATED ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended September 30,
(In thousands)	2011	2010

Net income (loss)	$(17,220)	$30,851
Income tax expense (benefit)	9,643	4,351
Interest expense, net	8,824	10,722
Depreciation and amortization	12,112	12,307
Restructuring, severance and other charges1	2,433	1,086
Other items related to our credit agreement2	6,420	(38,772)
Adjusted EBITDA	$22,212	$20,545

Note:
1)
For the three months ended September 30, 2011, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus $2.4 million in costs associated with restructuring and reorganization items.  For the three months ended September 30, 2010, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus $1.1 million in costs associated with restructuring and reorganization items.

2)
Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride’s senior credit facility.  For the three months ended September 30, 2011, items related to our credit agreement consisted of foreign currency income and other income or expenses of $6.4 million.  For the three months ended September 30, 2010, items related to our credit agreement consisted of foreign currency losses and other income or expenses of $38.8 million.

	Historical Results
	Successor		Predecessor	Combined
	Nine Months Ended September 30,	Period from February 26 to September 30,	Period from January 1 to February 26,	Nine Months Ended September 30,
(In thousands)	2011	2010	2010	2010

Net income (loss)	$(21,104)	$(15,667)	$50,802	$35,135
Income tax expense (benefit)	10,034	4,694	(1,534)	3,160
Interest expense, net	25,564	24,452	7,496	31,948
Depreciation and amortization	38,065	30,728	7,532	38,260
Restructuring, severance and other charges1	3,734	11,456	(59,092)	(47,636)
Other items related to our credit agreement2	5,465	(9,229)	(521)	(9,750)
Adjusted EBITDA	$61,758	$46,434	$4,683	$51,117

Note:
1)
For the nine months ended September 30, 2011, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus $3.7 million in costs associated with restructuring and reorganization items.  For the nine months ended September 30, 2010, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, less $47.6 million in benefits associated with restructuring and reorganization items.

2)
Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride’s senior credit facility.  For the nine months ended September 30, 2011, items related to our credit agreement consisted of foreign currency income and other net income of $5.5 million.  For the nine months ended September 30, 2010, items related to our credit agreement consisted of foreign currency losses and other income or expenses of $9.8 million.

-more-

ACCURIDE CORPORATION
SEGMENT ADJUSTED EBITDA RECONCILIATION
(UNAUDITED)

	Three Months Ended September 30, 2011
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$15,408	$8,252	$1,884	$25,544
Gunite	(3,083)	1,671	47	(1,365)
Brillion Iron Works	367	1,242	27	1,636
Imperial Group	287	175	1,501	1,963
Corporate / Other	(8,488)	420	(431)	(8,499)
Continuing Operations	$4,491	$11,760	$3,028	$19,279

Bostrom	—	—	—	—
Fabco Automotive	2,581	352	—	2,933
Farm	—	—	—	—
Consolidated Total	$7,072	$12,112	$3,028	$22,212

	Three Months Ended September 30, 2010
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$10,661	$6,359	$686	$17,706
Gunite	1,215	2,488	47	3,750
Brillion Iron Works	(1,215)	1,130	100	15
Imperial Group	(447)	862	68	483
Corporate / Other	(8,734)	506	887	(7,341)
Continuing Operations	$1,480	$11,345	$1,788	$14,613

Bostrom	(235)	287	—	52
Fabco Automotive	5,198	516	—	5,714
Farm	7	159	—	166
Consolidated Total	$6,450	$12,307	$1,788	$20,545

	Nine Months Ended September 30, 2011
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$39,032	$24,933	$5,290	$69,255
Gunite	(1,007)	6,008	380	5,381
Brillion Iron Works	1,789	4,409	84	6,282
Imperial Group	3,178	179	1,551	4,908
Corporate / Other	(28,600)	1,078	(1,696)	(29,218)
Continuing Operations	$14,392	$36,607	$5,609	$56,608

Bostrom	(112)	90	—	(22)
Fabco Automotive	3,804	1,368	—	5,172
Farm	—	—	—	—
Consolidated Total	$18,084	$38,065	$5,609	$61,758

-more-

	Nine Months Ended September 30, 2010 (Combined)
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$19,649	$19,775	$5,918	$45,342
Gunite	4,378	7,632	946	12,956
Brillion Iron Works	(365)	3,289	349	3,273
Imperial Group	(3,091)	2,942	127	(22)
Corporate / Other	(30,733)	1,748	4,664	(24,321)
Continuing Operations	$(10,162)	$35,386	$12,004	$37,228

Bostrom	(1,516)	1,104	21	(391)
Fabco Automotive	10,036	1,250	228	11,514
Farm	1,797	520	449	2,766
Consolidated Total	$155	$38,260	$12,702	$51,117

We define Adjusted EBITDA as our net income or loss before income tax expense or benefit, interest expense, net, depreciation and amortization, restructuring, severance, and other charges, impairment, and currency losses, net. Adjusted EBITDA has been included because we believe that it is useful for us and our investors to measure our ability to provide cash flows to meet debt service.  Adjusted EBITDA should not be considered an alternative to net income (loss) or other traditional indicators of operating performance and cash flows determined in accordance with accounting principles generally accepted in the United States (“GAAP”).  We present the table of Adjusted EBITDA because covenants in the agreements governing our material indebtedness contain ratios based on this measure on a quarterly basis.  While Adjusted EBITDA is used as a measure of liquidity and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculations

-more-

ACCURIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	December 31,
(In thousands)	2011	2010

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$38,470	$78,466
Customer and other receivables	115,437	75,702
Inventories, net	66,414	55,818
Other current assets	16,479	18,518
Total current assets	236,800	228,504
PROPERTY, PLANT AND EQUIPMENT, net	256,761	241,052
OTHER ASSETS:
Goodwill and other assets	368,585	404,494
TOTAL	$862,146	$874,050
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$69,231	$55,324
Other current liabilities	45,613	57,196
Total current liabilities	114,844	112,520
LONG-TERM DEBT	322,819	302,031
OTHER LIABILITIES	145,628	161,400
STOCKHOLDERS’ EQUITY:
Total stockholders’ equity	278,855	298,099
TOTAL	$862,146	$874,050

###